UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2024

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Utica Avenue South, Suite 900	St. Louis Park, MN	55416
(Address of Principal Executive Offices)		(Zip Code)

(612) 453-4100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 30, 2024, Two Harbors Investment Corp. (“Two Harbors,” “we,” “our” or “us”) filed a new prospectus supplement with the Securities and Exchange Commission (the “SEC”) relating to the offer and sale of shares of Two Harbors common stock (“Shares“) under the Company’s existing at-the-market equity offering program (the “ATM Program”). The new prospectus supplement was filed as a result of Two Harbors entering into an amendment to the Equity Distribution Agreement with Citizens JMP Securities, LLC (the ”Placement Agent“) which increases the Shares available for issuance through the ATM Program to 15,000,000.

Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. The Placement Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed upon terms between the Placement Agent and Two Harbors. The Placement Agent will be entitled to total compensation of up to 2% of the gross proceeds from the sale of the Shares sold under the Equity Distribution Agreement.

Two Harbors has agreed to indemnify the Placement Agent against certain specified types of liabilities, including liabilities under the Securities Act, or to contribute to payments that the Placement Agent may be required to make because of those liabilities. The Placement Agent or its respective affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking serves with, and have provided and may in the future provide financial advisory services to, Two Harbors and its affiliates for which they have received or may receive customary fees and expenses.

The foregoing description of the Equity Distribution Agreement and the amendments thereto is not complete and is qualified in its entirety by reference to the entire Equity Distribution Agreement and the related amendments, copies of which are attached hereto as Exhibit 1.1, Exhibit 1.2 and Exhibit 1.3, and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there have been any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
No.	Description

1.1	Equity Distribution Agreement, dated November 10, 2022, by and between Two Harbors and the Placement Agent (incorporated by reference to Exhibit 1.1 of Form 8-K filed on November 10, 2022).

1.2	Amendment No. 1 to Equity Distribution Agreement dated February 23, 2024 (incorporated by reference to Exhibit 1.2 of Form 8-K filed on February 23, 2024).

1.3	Amendment No. 2 to Equity Distribution Agreement dated July 30, 2024.

5.1	Opinion of Stinson LLP with respect to the legality of the Shares.

23.1	Consent of Stinson LLP (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
Chief Legal Officer and Secretary

Date: July 30, 2024